KEARNY FINANCIAL CORP. ANNOUNCES
RESULTS OF 2011 ANNUAL MEETING

Company Release – 11/3/2011

Fairfield, New Jersey – (MARKET WIRE) - November 3, 2011- Kearny Financial Corp. (NASDAQ Global Market "KRNY") announced that its 2011 Annual Meeting of Shareholders was held today. The Company is the majority-owned subsidiary of Kearny MHC, a federally chartered mutual holding company, which owns 75.67% of the Company’s outstanding shares.  At the meeting, Theodore J. Aanensen, Dr. Joseph P. Mazza, John F. Regan and Craig L. Montanaro were re-elected as directors.  Shareholders also approved a non-binding advisory resolution on executive compensation, voted to have advisory votes on executive compensation every three years and ratified the appointment of ParenteBeard LLC as the Company's independent auditor for the fiscal year ending June 30, 2012.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and 41 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Monmouth, Essex, Union and Ocean Counties, New Jersey. Shares of Kearny Financial Corp. trade on the NASDAQ Global Select Market under the symbol “KRNY.”

For further Information contact:
Eric B. Heyer
Senior Vice President and CFO
Kearny Financial Corp.
973-244-4024